Exhibit 99.1

Ciena Reports Unaudited Fiscal Fourth Quarter 2009 and Year-End Results

LINTHICUM, Md.--(BUSINESS WIRE)--December 10, 2009--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited results for its fiscal fourth quarter and year ended October 31, 2009. For the fiscal fourth quarter 2009, Ciena reported revenue of $176.3 million, representing a 7% sequential increase from fiscal third quarter 2009 revenue of $164.8 million. For the fiscal year 2009, Ciena reported revenue of $652.6 million.

On the basis of generally accepted accounting principles (GAAP), Ciena’s reported net loss was $(26.7) million, or $(0.29) per common share for the fiscal fourth quarter ended October 31, 2009. For the fiscal year 2009, Ciena had a net loss of $(581.2) million, or $(6.37) per common share. Ciena’s GAAP net loss for the fiscal year 2009 includes a non-cash charge of $455.7 million for impairment of goodwill. This charge does not impact the Company's normal business operations nor will it result in any current or future cash expense.

Ciena’s adjusted (non-GAAP) net loss for the fiscal fourth quarter was $(10.7) million, or $(0.12) per common share. For the fiscal year 2009, Ciena’s non-GAAP net loss was $(46.4) million, or $(0.51) per common share. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“Our fiscal fourth quarter revenue growth was driven by our CN 4200 family, continued strong performance from our carrier Ethernet service delivery portfolio and sequential growth from core switching platforms,” said Gary Smith, Ciena’s CEO and president. “Through the challenging environment of fiscal 2009, we’ve managed the business to balance operating performance with a disciplined approach to strategic investment. As a result of our focus on that commitment, we’re pleased to have achieved our goal of positive cash flow from operations for the fiscal year.”

Fourth Quarter and Fiscal Year-End 2009 Performance Summary

  $176.3 million in fiscal fourth quarter revenue, representing 7% sequential growth compared to guidance for roughly flat revenue for the fiscal fourth quarter. For the fiscal year 2009, Ciena reported revenue of $652.6 million.
  For the fourth quarter, non-U.S. customers contributed 29% of total revenue. For the year, non-U.S. customers contributed 36% of total revenue.
  A single, North American-based customer accounted for 19% of total fiscal fourth quarter revenue and 20% of total fiscal year revenue, and was the only greater-than-10% contributor for the quarter and the fiscal year.
  Fiscal fourth quarter and fiscal year GAAP gross margin of 44%.
  Fiscal fourth quarter and fiscal year adjusted (non-GAAP) gross margin of 45%, excluding share-based compensation costs and amortization of intangible assets.
  Fiscal fourth quarter GAAP net loss of $(26.7) million, or $(0.29) per common share and adjusted (non-GAAP) net loss of $(10.7) million or $(0.12) per common share.
  Fiscal year GAAP net loss of $(581.2) million, or $(6.37) per common share (includes a non-cash charge of $455.7 million for impairment of goodwill) and adjusted (non-GAAP) net loss of $(46.4) million, or $(0.51) per common share.
  Generated $1.9 million in cash from operations during the quarter, ending the year with cash, cash equivalents and short- and long-term investments of $1.1 billion and achieving positive cash flow from operations for the fiscal year.

Fourth Quarter 2009 Customer and Product Summary

  Ciena introduced the new 5400 Family of Reconfigurable Switching Systems, a series of performance-optimized, multi-terabit Ethernet, OTN and TDM switching systems that can be flexibly configured to implement a broad range of network elements including a scalable optical cross-connect, feature-rich carrier Ethernet switch, or a fully converged packet-optical transport and switching system.
  Ciena also debuted its CoreDirector® FS Multiservice Optical Switch, a comprehensive enhancement of the company’s core optical switch that delivers substantial new hardware and software features, including data, control and management plane extensions, to support the transition from SONET/SDH architectures to next-generation Ethernet/OTN-based networks.
  Ciena’s CN 5305™ Service Aggregation Switch received the highest possible ranking – 5 out of 5 diamonds – in Broadband Gear Report’s (BGR) 2009 Diamond Technology Reviews.
  Cable & Wireless Panama upgraded its nationwide backbone network using the family of CN 4200® FlexSelect® Advanced Services Platforms.
  MTS Allstream Inc. and Ciena announced a strategic partnership that will see MTS Allstream launch the next generation of Managed Wavelength Services to its business customers across Canada that require resilient network solutions for mission critical applications.
  With AXIANS, Ciena announced a joint project with QSC, the nationwide German telecommunications provider.
  Colo4Dallas deployed Ciena’s CN 4200 to provide high-performance, low-latency connectivity over dark fiber between its existing data center facility in Dallas and the INFOMART, a major carrier hotel in the city.

Nortel MEN Acquisition Timeline and Update

  On October 7, 2009, Ciena announced that it had entered into agreements with Nortel to purchase substantially all of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business.
  On November 9, 2009, Ciena announced that the proposed transaction had been granted termination of the antitrust waiting periods under the Hart-Scott-Rodino Act and the Canadian Competition Act.
  On November 23, 2009, Ciena announced that it had been selected as the successful bidder in the auction of substantially all of Nortel’s optical networking and carrier Ethernet assets. Ciena agreed to pay $530 million in cash and issue $239 million in aggregate principal amount of 6% Senior Convertible notes due 2017, for a total consideration of US $769 million for the assets.
  On December 2, 2009, Ciena announced that the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice had approved its agreement with Nortel.
  The transaction remains subject to an additional regional regulatory clearance as well as customary closing conditions. In the EMEA region, the transaction is subject to statutory information-sharing and consultation processes with the relevant employee representatives, as well as approval of the courts in France and Israel.
  The transaction is expected to close in the first calendar quarter of 2010.

Business Outlook

“Network capacity drivers show no signs of abating and we continue to expect that the transition toward more cost-efficient, converged network infrastructures will drive a meaningful network investment cycle for service providers and enterprises alike,” continued Smith. “We’re excited about the prospect of our combination with the Nortel MEN business, and also about the market entry of significant new products like our CoreDirector FS and 5400 family. We believe the combined company will be well positioned to capture additional market share with a product portfolio and vision that is aligned with market direction.”

Until the Nortel transaction has closed, any guidance provided by Ciena will be specific to Ciena as a standalone entity and will not include pro-forma estimates for combined company expectations.

“While cautious customer spending seems likely to continue as we enter 2010, our fourth quarter order flow gives us confidence in our ability to deliver sequential revenue growth in our fiscal first quarter 2010. We currently expect a sequential increase in our fiscal first quarter revenue of up to 5%,” concluded Smith.

Live Web Broadcast of Unaudited Fiscal Fourth Quarter and Year-End 2009 Results

Ciena will host a discussion of its unaudited fiscal fourth quarter and year-end 2009 results with investors and financial analysts today, Thursday, December 10, 2009 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: Network capacity drivers show no signs of abating and we continue to expect that the transition toward more cost-efficient, converged network infrastructures will drive a meaningful network investment cycle for service providers and enterprises alike; we’re excited about the prospect of our combination with the Nortel MEN business, and also about the market entry of significant new products like our CoreDirector FS and 5400 family; we believe the combined company will be well positioned to capture additional market share with a product portfolio and vision that is aligned with market direction; while cautious customer spending seems likely to continue as we enter 2010, our fourth quarter order flow gives us confidence in our ability to deliver sequential revenue growth in our fiscal first quarter 2010; and, we currently expect a sequential increase in our fiscal first quarter revenue of up to 5%. Moreover, this release includes forward-looking statements relating to our transaction with Nortel. The forward-looking statements in this press release are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on September 3, 2009 and risks relating to our pending asset acquisition transaction with Nortel. Risks relating to this transaction include, but are not limited to: regulatory approvals may not be obtained; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration could be materially delayed or may be more costly or difficult than expected; and the proposed transaction may not be consummated. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2008	2009	2008	2009

Revenues:
Products	$149,783	$149,053	$791,415	$547,522
Services	29,871	27,217	111,033	105,107
Total revenue	179,654	176,270	902,448	652,629
Cost of goods sold:
Products	75,857	81,542	371,238	296,170
Services	22,666	17,126	80,283	71,629
Total cost of goods sold	98,523	98,668	451,521	367,799
Gross profit	81,131	77,602	450,927	284,830

Operating Expenses
Research and development	47,142	49,695	175,023	190,319
Selling and marketing	40,379	35,945	152,018	134,527
General and administrative	14,603	11,785	68,639	47,509
Amortization of intangible assets	8,363	5,974	32,264	24,826
Restructuring costs	1,110	791	1,110	11,207
Goodwill impairment	-	-	-	455,673
Total operating expenses	111,597	104,190	429,054	864,061
Income (loss) from operations	(30,466)	(26,588)	21,873	(579,231)
Interest and other income, net	3,851	320	36,762	9,487
Interest expense	(1,853)	(1,854)	(12,927)	(7,406)
Realized gain (loss) due to impairment of marketable debt investments	13	-	(5,101)	-
Loss on cost method investments	-	-	-	(5,328)
Gain on extinguishment of debt	932	-	932	-
Income (loss) before income taxes	(27,523)	(28,122)	41,539	(582,478)
Provision (benefit) for income taxes	(2,127)	(1,463)	2,645	(1,324)
Net income (loss)	$(25,396)	$(26,659)	$38,894	$(581,154)

Basic net income (loss) per common share	$(0.28)	$(0.29)	$0.44	$(6.37)

Diluted net income (loss) per potential common share	$(0.28)	$(0.29)	$0.42	$(6.37)

Weighted average basic common shares outstanding	90,413	91,758	89,146	91,167

Weighted average dilutive potential common shares outstanding	90,413	91,758	110,605	91,167

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

ASSETS
	October 31,
Current assets:	2008	2009
Cash and cash equivalents	$550,669	$485,705
Short-term investments	366,336	563,183
Accounts receivable, net	138,441	118,251
Inventories	93,452	88,086
Prepaid expenses and other	35,888	50,537
Total current assets	1,184,786	1,305,762
Long-term investments	156,171	8,031
Equipment, furniture and fixtures, net	59,967	61,868
Goodwill	455,673	-
Other intangible assets, net	92,249	60,820
Other long-term assets	75,748	67,902
Total assets	$2,024,594	$1,504,383

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,761	$53,104
Accrued liabilities	96,143	103,349
Restructuring liabilities	1,668	1,811
Deferred revenue	36,767	40,565
Total current liabilities	179,339	198,829
Long-term deferred revenue	37,660	35,368
Long-term restructuring liabilities	2,557	7,794
Other long-term obligations	8,089	8,554
Convertible notes payable	798,000	798,000
Total liabilities	1,025,645	1,048,545
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 90,470,803 and 92,038,360 shares issued and outstanding	905	920
Additional paid-in capital	5,629,498	5,665,028
Accumulated other comprehensive income (loss)	(1,275)	1,223
Accumulated deficit	(4,630,179)	(5,211,333)
Total stockholders' equity	998,949	455,838
Total liabilities and stockholders' equity	$2,024,594	$1,504,383

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	October 31,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$38,894	$(581,154)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Early extinguishment of debt	(932)	-
Amortization of discount on marketable debt securities	(2,878)	(907)
Realized loss due to impairment of marketable debt investments	5,101	-
Loss on cost-method investments	-	5,328
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	18,599	21,933
Goodwill impairment	-	455,673
Share-based compensation costs	31,428	34,438
Amortization of intangible assets	37,956	31,429
Deferred tax provision	1,640	(883)
Provision for inventory excess and obsolescence	18,325	15,719
Provision for warranty	15,336	19,286
Other	5,243	2,044
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(32,471)	20,097
Inventories	3,713	(10,353)
Prepaid expenses and other	1,649	(9,678)
Accounts payable, accruals and other obligations	(23,945)	2,943
Income taxes payable	(7,655)	-
Deferred revenue	7,616	1,506
Net cash provided by (used in) operating activities	117,619	7,421
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(29,998)	(24,114)
Restricted cash	1,340	(4,116)
Purchase of available for sale securities	(571,511)	(1,214,218)
Proceeds from maturities of available for sale securities	901,433	645,119
Proceeds from sales of available for sale securities	-	523,137
Acquisition of business, net of cash acquired	(210,016)	-
Net cash provided by (used in) investing activities	91,248	(74,192)
Cash flows from financing activities:
Repayment of 3.75% convertible notes payable	(542,262)	-
Repurchase of 0.25% convertible notes payable	(1,034)	-
Repayment of indebtedness of acquired business	(12,363)	-
Excess tax benefit from employee stock option plans	318	-
Proceeds from issuance of common stock and warrants	5,776	1,107
Net cash provided by (used in) financing activities	(549,565)	1,107
Effect of exchange rate changes on cash and cash equivalents	(694)	700
Net increase (decrease) in cash and cash equivalents	(341,392)	(64,964)
Cash and cash equivalents at beginning of period	892,061	550,669
Cash and cash equivalents at end of period	$550,669	$485,705
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$15,339	$4,748
Income taxes, net	$3,120	$584
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$2,316	$1,481
Value of common stock issued in acquisition	$62,360	$-
Fair value of vested options assumed in acquisition	$9,912	$-

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Quarterly/Annual Measures

	Quarter Ended October 31,
	2008	2009
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$81,131	$77,602
Share-based compensation-product	604	497
Share-based compensation-services	370	358
Amortization of intangible assets	683	684
Total adjustments related to gross profit	1,657	1,539
Adjusted (non-GAAP) gross profit	$82,788	$79,141
Adjusted (non-GAAP) gross profit percentage	46.08%	44.90%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$111,597	$104,190
Stock compensation research and development	1,603	2,192
Stock compensation sales and marketing	2,512	2,833
Stock compensation general and administrative	1,859	2,567
Amortization of intangible assets	8,363	5,974
Restructuring costs	1,110	791
Total adjustments related to operating expense	15,447	14,357
Adjusted (non-GAAP) operating expense	$96,150	$89,833

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$(30,466)	$(26,588)
Total adjustments related to gross profit	1,657	1,539
Total adjustments related to operating expense	15,447	14,357
Adjusted (non-GAAP) loss from operations	$(13,362)	$(10,692)
Adjusted (non-GAAP) operating margin percentage	(7.44)%	(6.07)%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net (loss) income	$(25,396)	$(26,659)
Total adjustments related to gross profit	1,657	1,539
Total adjustments related to operating expense	15,447	14,357
Realized loss due to impairment of marketable debt investments	(13)	-
Gain on extinguishment of debt	(932)	-
Adjusted (non-GAAP) net loss	$(9,237)	$(10,763)

Weighted average basic common shares outstanding	90,413	91,758
Weighted average basic common and dilutive potential common shares outstanding	90,413	91,758

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.28)	$(0.29)
Adjusted (non-GAAP) diluted net loss per common share	$(0.10)	$(0.12)

	Year Ended October 31,
	2008	2009
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$450,927	$284,830
Share-based compensation-product	2,953	2,115
Share-based compensation-services	1,412	1,599
Amortization of intangible assets	1,822	2,734
Fair value adjustment of acquired inventory	5,344	-
Total adjustments related to gross profit	11,531	6,448
Adjusted (non-GAAP) gross profit	$462,458	$291,278
Adjusted (non-GAAP) gross profit percentage	51.24%	44.63%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$429,054	$864,061
Stock compensation research and development	7,264	10,006
Stock compensation sales and marketing	10,928	10,861
Stock compensation general and administrative	8,644	10,380
Amortization of intangible assets	32,264	24,826
Litigation settlement	7,700	-
Restructuring costs	1,110	11,207
Goodwill impairment	-	455,673
Total adjustments related to operating expense	67,910	522,953
Adjusted (non-GAAP) operating expense	$361,144	$341,108

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$21,873	$(579,231)
Total adjustments related to gross profit	11,531	6,448
Total adjustments related to operating expense	67,910	522,953
Adjusted (non-GAAP) income (loss) from operations	$101,314	$(49,830)
Adjusted (non-GAAP) operating margin percentage	11.23%	(7.64)%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net (loss) income	$38,894	$(581,154)
Total adjustments related to gross profit	11,531	6,448
Total adjustments related to operating expense	67,910	522,953
Realized loss due to impairment of marketable debt investments	5,101	-
Loss on cost method investments	-	5,328
Gain on extinguishment of debt	(932)	-
Adjusted (non-GAAP) net income (loss)	$122,504	$(46,425)

Weighted average basic common shares outstanding	89,146	91,167
Weighted average basic common and dilutive potential common shares outstanding	110,605	91,167

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share[1]	$0.42	$(6.37)
Adjusted (non-GAAP) diluted net income (loss) per common share[1]	$1.17	$(0.51)

[1] Note that calculating 2008 GAAP and adjusted (non-GAAP) diluted earnings per common share requires adding to net income interest expense of approximately $7.4 million (associated with Ciena’s 0.25% and 0.875% convertible senior notes).

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value.
  Litigation settlement – $7.7 million in expense associated with litigation settlement is included in general and administrative expenses during fiscal year 2008. Ciena believes this expense is not reflective of its ongoing operating costs.
  Restructuring costs – infrequent costs incurred as the result of restructuring activities taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Goodwill impairment – a non-cash charge reflecting the impairment of the remaining goodwill on Ciena’s balance sheet. Ciena conducted an interim impairment assessment of goodwill during the second quarter of fiscal 2009 based on a combination of factors, including macroeconomic conditions and the sustained decline in Ciena’s common stock price and market capitalization below its net book value.
  Realized loss due to impairment of marketable debt investments – an infrequent loss related to Ciena’s investments in commercial paper issued by two structured investment vehicles (SIVs) that were exposed to market risks stemming from their mortgage-related assets. Ciena no longer holds these investments.
  Loss on cost method investment – a non-cash loss related to changes in the value of Ciena’s equity investments in technology companies which Ciena believes is not reflective of its ongoing operating costs.
  Gain on extinguishment of debt – an infrequent gain related to the early extinguishment of outstanding debt.

CONTACT:
Press:
Ciena Corporation
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor:
Ciena Corporation
Suzanne DuLong, 888-243–6223
ir@ciena.com